Exhibit 16.1
[Letterhead of Grant Thornton LLP]

April 14, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Tumi Holdings, Inc.
File No. 001-35495
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Tumi Holdings, Inc. dated April 14, 2015, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP